Exhibit 2.5

                              TERMINATION AGREEMENT


           THIS TERMINATION AGREEMENT (this "AGREEMENT") is made this 16th day of April, 2003, by and between Kroll Background America Inc., a Tennessee corporation ("PARENT"), and Accufacts Pre-Employment Screening, Inc., a Delaware corporation (the "COMPANY").

           WHEREAS, Parent, the Company and Accufacts Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB" and together with Parent and the Company, the "PARTIES"), are parties to that certain Agreement and Plan of Merger, dated as of November 20, 2002, as modified by Extension of Agreement and Plan of Merger, dated as of February 27, 2003 (the "MERGER Agreement") pursuant to which the Parties intend to effect a merger of Merger Sub with and into the Company in accordance with the terms thereof and the General Corporation Law of the State of Delaware; and

           WHEREAS, Parent and the Company have mutually agreed that it is in the best interest of each of the Parties to terminate the Merger Agreement; and

           WHEREAS, Parent and the Company wish by mutual consent to terminate the Merger Agreement as set forth herein;

           NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Parent and the Company hereby agree as follows:

           1. TERMINATION. Pursuant to Section 10.1(a) of the Merger Agreement, Parent and the Company hereby agree to terminate the Merger Agreement by mutual consent, effective as of the date hereof and agree that the Merger Agreement shall be of no further force and effect.

           2. GOVERNING LAW. This Agreement shall be governed by, construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions).

           3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                                     KROLL BACKGROUND AMERICA INC.


                                     By:  /s/ _______________________________
                                                                       Name:
                                                                       Title:


                                     ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.


                                     By:  /S/ _______________________________
                                                                       Name:
                                                                       Title: